UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2018

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 979-2012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On May 23, 2018, WPX Energy, Inc. (the “Company”) completed a $500 million registered offering (the “Offering”) of its 5.750% Senior Notes due 2026 (the “Notes”). The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-221301) (the “Registration Statement”) of the Company, and the prospectus supplement dated May 9, 2018 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on May 11, 2018.

The Notes were issued under an Indenture, dated as of September 8, 2014 (the “Base Indenture”), as supplemented by a Supplemental Indenture, dated as of May 23, 2018 (the “Third Supplemental Indenture”), each between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as so supplemented, the “Indenture”).

The Notes are the Company’s senior unsecured obligations ranking equally with the Company’s other existing and future senior unsecured indebtedness. The Notes bear interest at a rate of 5.750% per annum and were priced at 100% of par. The Notes will pay interest semi-annually in cash in arrears on June 1 and December 1 of each year commencing on December 1, 2018. The Notes will mature on June 1, 2026. At any time or from time to time prior to June 1, 2021, the Company may, at its option and subject to certain conditions described in the Indenture, redeem up to 35% of the aggregate principal amount of the Notes with an amount of cash not greater than the net proceeds that the Company raises in certain equity offerings at a redemption price equal to 105.750% of the principal amount of the Notes redeemed as described in the Indenture. The Company also has the option, at any time or from time to time prior to June 1, 2021 to redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a specified “make whole” premium as described in the Indenture. At any time or from time to time on or after June 1, 2021, the Company may, at its option, redeem the Notes, in whole or in part, at the applicable redemption prices set forth in the Indenture. The Indenture contains covenants that, among other things, restrict the Company’s ability to grant liens on its assets and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Base Indenture, a copy of which was filed as an exhibit to the Registration Statement, and the Third Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K. Each of the foregoing documents is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of May 23, 2018, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Corporate Secretary

May 23, 2018

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